Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights”, “Experts”, “Representations and Warranties” (paragraphs 4.1(f) and 4.2(g)) in the Combined Information Statement of Pioneer Corporate High Yield Fund and Prospectus for Pioneer Dynamic Credit Fund which is included in this Post-Effective Amendment No. 1 to the Registration Statement on Form N-14 (“Registration Statement on Form N-14”) (File No. 333-239456).

We also consent to the incorporation by reference of our report, dated October 29, 2019, on the financial statements and financial highlights of Pioneer Corporate High Yield Fund (one of the funds constituting Pioneer Series Trust V) as of August 31, 2019, which are included in the Registration Statement on Form N-14.

We also consent to the incorporation by reference of our report, dated May 29, 2020, on the financial statements and financial highlights of Pioneer Dynamic Credit Fund (one of the funds constituting Pioneer Series Trust X) as of March 31, 2020, which are included in the Registration Statement on Form N-14.

We also consent to the reference to our firm under the caption “Independent Registered Public Accounting Firm” and “Financial Statements” in the Statement of Additional Information and “Financial Highlights” in the Prospectus, and to the incorporation by reference of our report, dated May 29, 2020, on Pioneer Dynamic Credit Fund included in the Annual Report to Shareholders for the fiscal year ended March 31, 2020, on Form N-1A, which was filed with the Securities and Exchange Commission in Post-Effective Amendment Number 50 to the Registration Statement (Form N-1A, No. 811-21108) of Pioneer Series Trust X, and is incorporated by reference in the Exhibits included in the Registration Statement on Form N-14.

/s/ ERNST & YOUNG LLP

Boston, Massachusetts

August 3, 2020